EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders
of World Energy Solutions, Inc.:
We consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-151641 and 333-140014) and Form S-3 (File No. 333-147301) of our report dated March 4, 2010, relating to the consolidated financial statements of World Energy Solutions, Inc. (which report expresses an unqualified opinion), which is included in this Annual Report on Form 10-K of World Energy Solutions, Inc., for the year ended December 31, 2009.
/s/ UHY LLP
Boston, Massachusetts
March 4, 2010